SIFCO Industries, Inc. Received Notice of Non-Compliance with NYSE AMERICAN Continued Listing Requirements

Cleveland -- SIFCO Industries, Inc. (the “Company” or “SIFCO”) on September 28, 2023 received written notice from the regulation office of the NYSE American LLC (the “NYSE American”) acknowledging that the Company filed its delayed Form 10-Q for the fiscal quarter ended June 30, 2023 and informing the Company that it has now regained compliance with Section 1007 of the NYSE American Company Guide. The notice states further that the Company will be removed from the late filers’ list disseminated to data vendors and posted on the Listed Standards Filing Status page on www.nyse.com and the “LF” indicator posted on the Profile, Data and News page related to each issue will be removed.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including COVID-19, competition and other uncertainties the Company, its customers, and the industry in which they operate have experienced and continue to experience, detailed from time to time in the Company’s Securities and Exchange Commission filings.

The Company's Annual Report on Form 10-K for the year ended September 30, 2022 and other reports filed with the Securities and Exchange Commission can be accessed through the Company's website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

Contacts
SIFCO Industries, Inc.
Thomas R. Kubera, 216-881-8600
www.sifco.com